EXHIBIT 10.34

SECOND AMENDMENT TO LEASE
I.    PARTIES AND DATE.
This Second Amendment to Lease (the “Amendment”) dated November 5, 2014, is by and between THE IRVINE COMPANY LLC. a Delaware limited liability company. (“Landlord”), and MASIMO CORPORATION, a Delaware corporation (“Tenant”).
II.     RECITALS.
On June 22, 2012, Landlord and Tenant entered into a lease for space in a building located at 9600 Jeronimo Road, Irvine, California (“Premises”), which lease was amended by a First Amendment to Lease dated May 29, 2013 (“First Amendment”). The foregoing lease, as so amended, is hereinafter referred to as the “Lease”.
Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.
III.     MODIFICATIONS.
A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.	Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:
“5. Expiration Date: January 31, 2016”
2.     Item 6 is hereby amended by adding the following:
“Commencing February 1, 2015, the Basic Rent shall continue to be Twenty Two Thousand Four Hundred Thirty Seven Dollars ($22,437.00) per month, based on $.69 per rentable square foot.”
B. Right to Extend the Lease. Section 3.4 of the Lease, as amended by Section III.B of this Amendment, is hereby deleted in its entirety and substituted therefor shall be the following:
“SECTION 3.3. RIGHT TO EXTEND THIS LEASE. Provided that no Default has occurred under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease, then Tenant may extend the Term of this Lease for 1 extension period of 60 months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 9 months or more than 12 months prior to the Expiration Date of the Term, Tenant’s irrevocable written notice of its commitment to extend (the “Commitment Notice”). The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.
If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension of the Term, then not less than 90 days or more than 120 days prior to the Expiration Date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for a 60-month renewal of comparable space in the Project (together with any increases thereof during the extension period) as of the commencement of the extension period (“Landlord’s Determination”). Should Tenant disagree with the Landlord’s Determination, then Tenant shall, not later than 20 days thereafter, notify Landlord in writing of Tenant’s determination of those rental terms (“Tenant’s Determination”). Within 10 days following delivery of the Tenant’s Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental. Should each of the parties timely deSignate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the Premises. Any appraiser designated hereunder shall have an MAl certification with not less than 5 years experience in the valuation of commercial industrial buildings in the vicinity of the Project.
Within 30 days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the 60-month renewal of the Lease for the Premises, as reasonably extrapolated to the commencement of the extension period. Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In making such determination, the appraiser shall consider rental com parables for the Project tog ether with comparables for similarly improved space owned by Landlord in the vicinity of the Project with appropriate adjustment for location and quality of project, but the appraiser shall not attribute any factor for brokerage commissions in making its determination of the fair market rental rate. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser{s} shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.
Within 20 days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord within 10 days after Tenant’s receipt of same. Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.
If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in the initial paragraph of this Section, Tenant’s right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Tenant’s rights under this Section shall belong solely to Massimo Corporation, a Delaware corporation, and any attempted assignment or transfer of such rights shall be void and of no force and effect. Tenant shall have no other right to extend the Term beyond the single 60 month extension period created by this Section. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise,shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section.”
C. Broker’s Commission. Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company (“Landlord’s Broker”) and Zuvich Corporate Advisors (“Tenant’s Broker”). It is understood and agreed that Landlord’s Broker represents only Landlord in connection with the execution of this Amendment and that Tenant’s Broker represents only Tenant. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.
D. Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part as to improvements whatsoever.

IV. GENERAL.
A. Effect of Amendments. The Lease shall remain in full force and effect and unmodified except to the extent that it is modified by this Amendment.
B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.
C. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
D. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.
E. Counterparts· Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographiC, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.
F. Certified Access Specialist. As of the date of this Amendment, there has been no inspection of the Building and Project by a Certified Access Specialist as referenced in Section 1938 of the California Civil Code.

V. EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES
AND DATE,” above,

LANDLORD:	TENANT:

THE IRVINE COMPANY LLC,	MASIMO CORPORATION,

a Delaware Limited Liability Company	a Delaware Corporation

By: /s/ Steven Case	By: /s/ Yongsam Lee

Steven Case	Printed Name: Yongsam Lee

SVP	Title: CIO

By: /s/ Holly McManus	By: /s/ Mark de Raad

Holly McManus	Printed Name: Mark de Raad

Vice President, Operations	Title: CFO, Masimo Corporation